Exhibit 99.1

News Release

News Media Contact:	Investor Relations Contact:
David Pendery	Andy Schulz
IHS Inc.	IHS Inc.
+1 303 397 2468	+1 303 397 2969
david.pendery@ihs.com	andy.schulz@ihs.com

IHS Announces Next Steps in Company’s Organizational Evolution

Company to take approximately $13 million restructuring charge in third quarter

ENGLEWOOD, Colo. (August 11, 2008) – IHS Inc. (NYSE: IHS), a leading global source of critical information and insight, today announced the next steps in the company’s ongoing evolution: further realignment of resources around its regional organizational structure and changes to its knowledge-based data accumulation operations, resulting in an approximate $13 million restructuring charge in the third quarter. Additionally, the company is implementing a new regional financial reporting structure.

Beginning with the third quarter of 2008, IHS will report company financials according to three geographic business areas: the Americas (North, Central and South America), EMEA (Europe, Middle East and Africa) and APAC (Asia Pacific), mirroring the company’s regionally-based global and strategic account management teams organization.

IHS has made significant progress in its efforts to align resources globally around serving customers with our four primary information domain offerings: Energy, Environment, Security and Product Lifecycle – areas that encompass the most important concerns facing global business today.

“Our new organizational structure allows us to deliver customers the full global capability of our information and insight products and services across the four domains in every region,” said Jerre Stead, IHS chairman and CEO. “We are focused on realigning our business to make it easier for our customers to do business with us and to improve the quality of our data, which is a primary driver of customer delight.”

The company has also made significant progress in its efforts to transform its knowledge-based data accumulation processes to ensure continuous improvement in the quality of the critical information and insight the company delivers to its customers.

As a result of the organizational realignment and the data accumulation transformation and process improvements, approximately 220 positions, or about seven percent of the current IHS workforce worldwide, and about 40 contractor positions will be affected.   However, the company is investing in new positions around the globe that will serve customers with excellence and create new opportunities and career paths for IHS colleagues.

The operational efficiencies identified as a part of the company’s move to a regional organization and the improvements to its knowledge-based data accumulation process have resulted in a restructuring charge of approximately $13 million.  The charge will be included in the company’s results for the third quarter ending August 31, 2008.  IHS expects to realize an $8.0-$10.0 million improvement annually to pre-tax income and adjusted EBITDA beginning in its fourth fiscal quarter of 2008.

As previously announced, IHS will hold a conference call with senior management to discuss the company’s new regional reporting structure and organizational realignment on August 11, 2008, at 2:30 p.m. MDT (4:30 p.m. EDT).  The conference call will be simultaneously webcast on the company’s website: www.ihs.com.

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About IHS (www.ihs.com)

IHS (NYSE: IHS) is a leading global source of critical information and insight for customers in a broad range of industries. Our customer product and service solutions span four major areas of information: energy, product lifecycle management, environmental and security. By focusing on our customers first, we deliver data and expertise that enable innovative and successful decision-making. Customers range from governments and multinational companies to smaller companies and technical professionals in more than 180 countries. IHS has been in business since 1959 and employs about 3,200 people in 35 locations around the world.

IHS is a registered trademark of IHS Inc. All other company and product names may be trademarks of their respective owners.  Copyright © 2008 IHS Inc.  All rights reserved.

IHS FORWARD-LOOKING STATEMENTS: This release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such statements may include financial projections and estimates and their underlying assumptions, statements regarding plans, objectives and expectations with respect to future operations, products, and services, and statements regarding future performance. Forward-looking statements are generally identified by the words “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan” and similar expressions. Although IHS and its management believe that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties—many of which are difficult to predict and generally beyond the control of IHS—that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include those discussed or identified by IHS from time to time in its public filings. Other than as required by applicable law, IHS does not undertake any obligation to update or revise any forward-looking information or statements. Please consult our public filings at www.sec.gov or www.ihs.com.